Exhibit 99.2

Salem Media Group Announces Proposed Offering of $255 Million of Senior Secured Notes Due 2024

CAMARILLO, CA (BUSINESS WIRE) – May 8, 2017 – Salem Media Group, Inc. (Nasdaq: SALM) today announced its intention to offer, subject to market and other conditions, $255 million aggregate principal amount of senior secured notes due 2024 (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). It is expected that the Notes will be guaranteed on a senior secured basis by the Salem subsidiaries that will also be borrowers under a new senior secured asset-based revolving credit facility to be entered into at the time of the closing of the Notes offering (the “ABL Facility”). It is also expected that the Notes will be secured by a first-priority lien on substantially all of Salem’s and the subsidiary guarantors’ assets (other than accounts receivable, inventory, deposit and securities accounts, certain real estate and related assets, which secure the ABL Facility on a first-priority basis, and certain excluded property) and by a second-priority lien on the ABL Facility priority collateral and that the ABL Facility will be secured by a second-priority lien on the Notes priority collateral.

Together with borrowings under the ABL Facility, Salem intends to use the net proceeds of the offering of the Notes to repay outstanding borrowings, including accrued and unpaid interest, under its existing senior credit facilities and to pay fees and expenses incurred in connection with the Notes offering and the ABL Facility.

The Notes and the related guarantees are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States to persons other than “U.S. persons” in reliance on Regulation S under the Securities Act. The Notes and the related guarantees have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or any state securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

FORWARD LOOKING STATEMENTS:

Statements used in this press release that relate to future plans, events, financial results, prospects or performance, including statements regarding our plans and intentions with respect to the offering of Notes and the ABL Facility, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. While they are based on the current expectations and beliefs of management, they are subject to a number of uncertainties and assumptions that could cause actual results to differ from the expectations expressed in this release. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions “Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual and Quarterly Reports on Forms 10-K and 10-Q, as applicable, and our other filings and submissions with the Securities and Exchange Commission, all of which are available free of charge on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

ABOUT SALEM MEDIA GROUP:

Salem Media Group is America’s leading multimedia company specializing in Christian and conservative content, with media properties comprising radio, digital media and book, magazine and newsletter publishing. Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally. With its unique programming focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the Christian and conservative media landscape.

The company is the largest commercial U.S. radio broadcasting company providing Christian and conservative programming. Salem owns and/or operates 118 radio stations, with 73 stations in the top 25 media markets. Salem Radio Network (“SRN”) is a full-service national radio network, with nationally syndicated programs comprising Christian teaching and talk, conservative talk, news, and music. SRN is home to many industry-leading hosts including: Hugh Hewitt, Mike Gallagher, Dennis Prager, Michael Medved, Larry Elder, Joe Walsh and Eric Metaxas.

Salem’s digital media is a leading source of Christian and conservative themed news, analysis, and commentary. Salem’s Christian sites include: Christianity.com®, BibleStudyTools.com, GodTube.com, GodVine.com, Crosswalk.com, ibelieve.com, churchstaffing.com, WorshipHouseMedia.com and OnePlace.com. Salem’s conservative sites include Townhall.com®, RedState.com, HotAir.com, Twitchy.com and BearingArms.com.

Salem’s Regnery Publishing unit, with a history dating back to 1948, is the nation’s leading independent publisher of conservative books. Having published many of the seminal works of the early conservative movement, Regnery today continues as a major publisher in the conservative space, with leading authors including: Ann Coulter, Dinesh D’Souza, Newt Gingrich, David Limbaugh, Ed Klein and Mark Steyn. Salem’s book publishing business also includes Xulon Press™, a leading provider of self-publishing services for Christian authors and Mill City Press, a general market self-publisher.

Salem’s Eagle Financial Publications provides general market analysis and non-individualized investment strategies from financial commentators Mark Skousen, Nicholas Vardy, Doug Fabian, Bryan Perry, Bob Carlson and Mike Turner, as well as a stock screening website for dividend investors (DividendInvestor.com). The business unit’s other financial websites include StockInvestor.com and DividendYieldHunter.com.

Eagle Wellness, through its website newportnaturalhealth.com, provides insightful health advice and is a trusted source of high quality nutritional supplements from leading health expert, Leigh Erin Connealy MD. Dr. Connealy is the medical director of one of the largest medical practices in the country where she practices integrative medicine.

Company Contact:

Evan D. Masyr

Executive Vice President & Chief Financial Officer

805-384-4512

Evan@SalemMedia.com